Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-74692 on Form S-8 of our report dated June 23, 2006, appearing in the Annual Report on Form 11-K of The Men’s Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2005.
/S/ DELOITTE & TOUCHE LLP
Houston, Texas
June 23, 2006